UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2005

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On April 26, 2005, Marchex, Inc., a Delaware corporation (the “Registrant”), entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with Pike Street Industries, Inc., a Washington corporation (“PSI”), and the holders of all of the issued and outstanding capital stock of PSI (the “Stockholders”) to acquire certain assets of PSI, an online yellow pages and lead generation provider for local merchants and simultaneously completed such acquisition. The aggregate consideration pursuant to the Asset Purchase Agreement is an amount of cash equal to $12,500,000, 242,748 shares of the Registrant’s Class B common stock (which was obtained by dividing $4,000,000 (the “Equity Consideration”) by the average of the last quoted sale price for shares of the Registrant’s Class B common stock on the Nasdaq National Market for the ten trading days immediately prior to the closing) (“Closing Market Price”) and 212,404 shares of the Registrant’s Class B common stock (which was obtained by dividing $3,500,000 by the Closing Market Price) (the “Restricted Equity Consideration”). The Restricted Equity Consideration is subject to vesting over the three year period from the closing date and forfeiture upon the occurrence of certain events.

The Asset Purchase Agreement contains customary representations and warranties and requires PSI and the Stockholders to indemnify the Registrant for certain liabilities arising under the Asset Purchase Agreement, subject to certain limitations and conditions. At closing, the Registrant deposited into escrow for a period of twelve months from the closing $1,250,000 in cash, 24,275 shares of the Registrant’s Class B common stock issued as the Equity Consideration and 81,927 shares of the Registrant’s Class B common stock issued as the Restricted Equity Consideration for the benefit of PSI and the Stockholders to secure their respective indemnification and other obligations under the Asset Purchase Agreement.

The Registrant has also agreed to use best efforts to file a registration statement to register the shares of Class B common stock issued as the Equity Consideration and Restricted Equity Consideration thereunder for resale with the SEC on or before June 5, 2005.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 2.1 to this Current Report, which is incorporated herein by reference.

A press release announcing the acquisition was filed as Exhibit 99.1 to the Current Report on Form 8-K that the Registrant furnished to the Securities and Exchange Commission on April 27, 2005.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information required by this item is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The issuance of the shares of Class B common stock to the Stockholders at closing on behalf of PSI in connection with the Asset Purchase Agreement was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the shares does not involve a public offering. No underwriters were involved in this transaction.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K not later than 71 calendar days after the date this Current Report is filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Form 8-K not later than 71 calendar days after the date this Current Report is filed.

(c) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of April 26, 2005, by and among Marchex, Inc., Pike Street Industries, Inc. and the holders of all of the issued and outstanding capital stock of Pike Street Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2005	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of April 26, 2005, by and among Marchex, Inc., Pike Street Industries, Inc. and the holders of all of the issued and outstanding capital stock of Pike Street Industries, Inc.